Exhibit 10.1

FIRST AMENDMENT
TO
LOAN AGREEMENT

This First Amendment to Loan Agreement is entered into as of October 18, 2007 (the “Amendment”), by and between AGILITY CAPITAL, LLC (“Agility”) and NORTH AMERICAN SCIENTIFIC, INC. (“Borrower”).

RECITALS

Borrower and Agility are parties to that certain Loan Agreement dated as of September 21, 2007 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

Now, Therefore, the parties agree as follows:

1. Total Credit Amount         Total Credit Amount is increased to $1,000,000.

2. Advances and Payments.   Section 1 (a) Advances is hereby modified in full as follows:

(a)	Advances. Borrower may request one or more advances (each, an “Advance” and collectively, the “Advances”) on a revolving basis, up to the following maximum outstanding amounts:

(i)	Advance in the principal amount of up to $500,000 upon the execution of all original loan documents.

(ii)	Advance of up to $500,000 upon the completion of this First Amendment to Loan Agreement.

3. On the date hereof, Borrower shall deliver a Warrant to Purchase Stock to Lender in substantially the form attached, in exchange for Lender’s returning to Borrower the Warrant to Purchase Stock dated September 21, 2007.

4. Notwithstanding anything to the contrary in the Agreement, Agility hereby consents to the Borrower incurring up to $500,000 of subordinated unsecured indebtedness to John Friede or an entity owned or controlled by him (“Friede”), provided that Friede executes and delivers to Agility, on Agility’s standard form with such changes thereto as are acceptable to Agility in its good faith business judgment, a subordination agreement pursuant to which the debt owed by Borrower to Friede will be subordinated to the debt owed to Agility.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agility under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

6. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8. As a condition to the effectiveness of this Amendment, Agility shall have received, in form and substance satisfactory to Agility, the following:

a.	this Amendment, duly executed by Borrower;

b.	a Warrant to Purchase Stock in substantially the form attached;

c.	Corporate Resolutions to Borrow;

d.	payment of a loan modification and extension fee of $10,000, due and payable on execution of this agreement; and

e.	such other documents, and completion of such other matters, as Agility may reasonably deem necessary or appropriate.

In Witness Whereof, the undersigned have executed this Amendment as of the first date above written.

NORTH AMERICAN SCIENTIFIC, INC.

By: /s/James W. Klingler
Title: Sr. V.P. & Chief Financial Officer

AGILITY CAPITAL, LLC

By: /s/Daniel Corry
Title: Chief Credit Officer